UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report: December 21, 2006
Date of earliest event reported: December 21, 2006

PACEL CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-29459	54-1712558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

7621 Little Ave. Suite 101, Charlotte, North Carolina	28226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (704) 643-0676

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

Effective December 21, 2006, the following persons were elected to the Board of Directors at a special meeting of shareholders held December 21, 2006:

Gary Musselman. Mr. Musselman is the President and Chief Executive Officer of the registrant and was re-elected as a director.

Julie Snipes. Ms. Snipes is a Senior Administrator with Scenic Marketing Group, LLC and has been with Scenic Marketing since its inception. Ms. Snipes has many years of experience working with various companies specifically in providing assistance with due diligence for mergers and acquisitions. Prior to joining Scenic Marketing, Ms. Snipes spent several years in the outdoor advertising industry negotiating leases for billboard space and truck-side advertising. In this capacity, she helped cultivate the “Rigs for Kids” campaign which promoted a nationwide search for missing children. Ms. Snipes spent over 10 years with a leading western North Carolina law firm as well as with the District Attorney’s office. Ms. Snipes is a resident of North Carolina.

Dorene Taylor. Ms. Taylor has been the President of Digital Fusion Group, LLC, a company specializing in creating communication and marketing tools for various companies using traditional and new media methods, since 2000. Digital Fusion Group’s clients include the National Education Association, Federal Emergency Management Agency, Department of Defense, World Bank, Department of Education, Federal Deposit Insurance Corporation, District of Columbia, OmniTrust Security Systems, and Foster Care Alumni of America. Prior to starting her own company Ms. Taylor worked for several large companies including Michael Baker Corp, Carey Winston Commercial Real Estate Company, and Auras Design. Ms. Taylor has developed courses for, and instructed at, The George Washington University in Marketing Communications. Ms. Taylor is a resident of Ohio.

F. Kay Calkins was not re-elected to the Board of Directors and accordingly, is no longer a director of the registrant as of December 21, 2006. As a result of the removal of F. Kay Calkins as a director, her compensation as Chairman of the Board of Directors as contained in an agreement dated as of July 1, 2005 has been terminated, effective December 21, 2006.

The shareholders also approved the termination of David Calkins’ compensation arrangement contained in a Termination Agreement dated as of July 1, 2005. The shareholders found that the Termination Agreement provided for excessive and unreasonable compensation and was an “at will” agreement terminable by the registrant at any time. David Calkins is the husband of F. Kay Calkins.

Effective December 21, 2006, Marcia Sartori resigned her position as Chief Operating Officer. She will continue as Vice-President of The Resourcing Solutions Group, Inc., the registrant’s wholly-owned subsidiary.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacel Corp
Dated: December 21, 2006	By: /s/ Gary Musselman President/Chief Executive Officer